EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY

A.      As of December 31, 2006 the following are subsidiaries more than 50%
owned (included in the consolidated financial statements):
<CAPTIONS>
                                                                        Jurisdiction of                 Percentage
Name                                                                    Incorporation                   Owned
------------------------------------------------------                  ---------------                 ----------
Trans-Lux Canada Ltd.                                                   Canada                          100%
Trans-Lux Castle Rock Corporation (2)                                   Colorado                        100
Trans-Lux Cinema Consulting Corporation (3)                             California                      100
Trans-Lux Cocteau Corporation (5)                                       New Mexico                      100
Trans-Lux Colorado Corporation (5)                                      Colorado                        100
Trans-Lux Desert Sky Corporation (5)                                    Arizona                         100
Trans-Lux Display Corporation                                           Delaware                        100
Trans-Lux DreamCatcher Corporation (5)                                  New Mexico                      100
Trans-Lux Durango Corporation (4)                                       Colorado                        100
Trans-Lux Experience Corporation                                        New York                        100
Trans-Lux Four Corners Corporation (4)                                  New Mexico                      100
Trans-Lux High Five Corporation (5)                                     Colorado                        100
Trans-Lux Investment Corporation                                        Delaware                        100
Trans-Lux Laramie Corporation (5)                                       Wyoming                         100
Trans-Lux Loma Corporation (5)                                          New Mexico                      100
Trans-Lux Los Lunas Corporation (4)                                     New Mexico                      100
Trans-Lux Loveland Corporation (5)                                      Colorado                        100
Trans-Lux Midwest Corporation                                           Iowa                            100
Trans-Lux Montezuma Corporation (4)                                     New Mexico                      100
Trans-Lux Movie Operations Corporation (3)                              Texas                           100
Trans-Lux Multi-Media Corporation                                       Connecticut                     100
Trans-Lux Multimedia Corporation                                        New York                        100
Trans-Lux New Mexico Corporation (5)                                    New Mexico                      100
Trans-Lux Pennsylvania Corporation (2)                                  Pennsylvania                    100
Trans-Lux Real Estate Corporation (3)                                   Texas                           100
Trans-Lux Seaport Corporation                                           New York                        100
Trans-Lux Service Corporation                                           New York                        100
Trans-Lux Skyline Corporation (5)                                       Colorado                        100
Trans-Lux Southwest Corporation (5)                                     New Mexico                      100
Trans-Lux Starlight Corporation (5)                                     New Mexico                      100
Trans-Lux Storyteller Corporation (5)                                   New Mexico                      100
Trans-Lux Summit Corporation (4)                                        Colorado                        100
Trans-Lux Syndicated Programs Corporation                               New York                        100
Trans-Lux Taos Corporation (4)                                          New Mexico                      100
Trans-Lux Theatres Corporation (1)                                      Texas                           100
Trans-Lux Valley Corporation (4)                                        Arizona                         100
Trans-Lux West Corporation                                              Utah                            100
Trans-Lux Wyoming Corporation (4)                                       Wyoming                         100

(1)     Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2)     Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3)     Wholly-owned subsidiary of Trans-Lux Multi-Media Corporation.
(4)     Wholly-owned subsidiary of Trans-Lux Real Estate Corporation.
(5)     Wholly-owned subsidiary of Trans-Lux Movie Operations Corporation.


B. Other entity (accounted for in the Consolidated Financial Statements under the equity method):

        MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venture. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.